EXHIBIT 10.1

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of December 12, 2016 (the “Third Amendment Date”) among INTERNATIONAL BANK OF COMMERCE, a Texas state banking association (together with its successors and assigns, “Lender”), GREYSTONE LOGISTICS, INC., an Oklahoma corporation (“Greystone Logistics”), and GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company (“Greystone Manufacturing” and, together with Greystone Logistics, the “Borrowers”) and (a) amends the Loan Agreement (Revolving Loan and Equipment Term Loan) dated as of January 31, 2014, as previously amended by the First Amendment to Loan Agreement dated January 7, 2016, and the Second Amendment to Loan Agreement dated May 31, 2016, each among Borrowers and Lender (as so amended, the “Loan Agreement”), and (b) ratifies and amends the other Loan Documents to which the Borrowers are a party as described below.

Borrowers and Lender agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

(a) Lender and Borrowers agree that the maturity date of the Revolving Loan is extended one year, until January 31, 2019. Accordingly, the reference to “January 31, 2018” in Section 2.3(a) of the Loan Agreement is amended to read “January 31, 2019.”

(b) Lender and Borrowers agree that Borrowers are not required to maintain the minimum Debt Service Coverage Ratio required by Section 8.3 of the Loan Agreement until the Rolling Testing Period ending February 29, 2018 (and each Rolling Testing Period thereafter). Accordingly, Section 8.3 of the Loan Agreement is amended and restated in its entirety to read as follows:

Section 8.3. Debt Service Coverage Ratio. For each Rolling Testing Period ending on or after February 29, 2018, Borrowers shall maintain on a consolidated basis a Debt Service Coverage Ratio of at least 1:25:1.00, calculated as of the last date of the Rolling Testing Period.

3. Waiver of Event of Default. Lender waives any Default or Event of Default arising solely from the Borrowers’ failure to maintain the Debt Service Coverage Ratio required by Section 8.3 of the Loan Agreement for the Rolling Testing Period ending on November 30, 2016, and all prior Rolling Testing Periods.

4. Effect of this Amendment. Except as expressly provided above, this Amendment is not a waiver of, amendment to, consent to or modification of (a) any term or provision of any of the Loan Documents except as specifically set forth above, and this Amendment, or (b) any event, condition, or transaction on the part of any Person.

5. Ratification of Loan Documents. The Loan Agreement and the other Loan Documents remain in full force and effect as amended by this Amendment. Each Borrower (a) ratifies and confirms all of the respective Loan Documents to which it is a party as valid, subsisting and continuing in full force and effect, as modified by this Amendment, and (b) agrees that all references to the Loan Agreement in the Loan Documents to which it is a party are amended to mean the Loan Agreement as amended by this Amendment.

6. Conditions. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent, each of which exist for Lender’s sole benefit and may be waived by Lender only (in its sole discretion):

(a) Documents. Lender’s receipt of the following, each properly executed, each dated the Third Amendment Date (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Lender and its legal counsel:

(i) this Amendment;

(ii) the Second Amended and Restated Revolving Note;

(iii) a Guarantor Ratification of the Amended and Restated Combined Limited Guaranty Agreement dated January 7, 2016, in favor of Lender signed by Kruger and Rosene;

(iv) a ratification of and amendment to the Mortgage executed by Greystone Real Estate;

(v) one or more certificates of resolutions or other action, incumbency certificates and/or other certificates as Lender requires with accompanying governing documents for the Borrowers and Greystone Real Estate and actions and resolutions of the Borrowers and Greystone Real Estate in connection with this Amendment; and

(vi) all other documents and instruments requested by Lender.

(b) Fees and Expenses. If required by Lender, Borrowers’ shall pay all out-of-pocket expenses required under Section 8 of this Amendment. If Lender elects, in its sole discretion, to waive collection of any fees and expenses as a condition to the effectiveness of this Amendment, Borrowers will remain obligated to pay those fees and expenses, which are due and payable on the Third Amendment Date.

7. Representations and Warranties.

(a) Each Borrower represents and warrants to the Lender that as of the date of this Amendment:

(i) its representations and warranties in the Loan Documents to which it is a party are true and correct in all material respects as though made on Third Amendment Date, except to the extent that any of them speak to a different specific date, in which case they are true and correct in all material respects as of the earlier date;

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(ii) as of the Third Amendment Date, (A) no Default or Event of Default exists, and (B) no Default or Event of Default exists under, and as defined in, the Greystone Real Estate Loan Agreement;

(iii) its execution, delivery and performance of this Amendment and all other Loan Documents executed by it in connection with this Amendment have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not contravene the terms of any of its organizational documents, any law or any indenture, loan or credit agreement, or any other material agreement or instrument to which it is a party or by which it is bound or to which it or its properties are subject;

(iv) no authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or any other Person are necessary for the execution, delivery or performance by such Borrower of this Amendment or the other Loan Documents executed by it in connection with this Amendment, or for the validity or enforceability thereof; and

(v) this Amendment and each other Loan Document to which it is a party constitutes such Borrower’s legal, valid and binding obligations, enforceable against it in accordance with its terms, in all cases except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

8. Fees and Expenses.

(a) As additional consideration for Lender entering into this Amendment and extending the Revolving Loan, Borrowers shall pay a documentation fee of $250.00.

(b) In accordance with Section 10.5 of the Loan Agreement (and without in any way limiting its provisions), Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of Lender’s counsel (determined on the basis of such counsel’s generally applicable rates) in connection with (i) this Amendment, the preparation of this Amendment and any other Loan Documents, and any filings or other documents or instruments required in connection with the preparation of this Amendment or the other Loan Documents, and (ii) the enforcement, collection or protection of its rights in connection with the Loan Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect the Loan Documents and this Agreement. Expenses being reimbursed by Borrowers under this Section include, without limitation, costs and expenses incurred in connection with appraisals, field examinations, insurance reviews, flood determinations, lien and title searches and title insurance, and recording and filing fees or taxes.

9. Events of Default Unaffected. Nothing in this Amendment is a waiver of any Default or Event of Default, or of any right or remedy available to the Lender by reason of the occurrence or existence of any Default or Event of Default.

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10. Releases. Each Borrower, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, managers, members, shareholders, beneficiaries, trustees, administrators, subsidiaries, Affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), releases and forever discharges Lender and its successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, now held, owned or possessed by any or all of the Releasing Parties or that any or all of the Releasing Parties hold or claim to hold in the future as a result of any actions or inactions occurring on or before the First Amendment Date, under common law or statutory right, arising directly or indirectly out of out of the Loans, any of the Loan Documents, or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Each Borrower understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or that are filed or prosecuted in the future by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is not an admission of liability.

11. Governing Law; Miscellaneous. This Amendment is governed by the Loan Agreement, including the rules of construction provided in Section 1.2 and the miscellaneous provisions of Article X thereof. Unless stated otherwise, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, and (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

[Signature Pages Attached]

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THIS THIRD AMENDMENT TO LOAN AGREEMENT is made as of the date first indicated on the first page.

“BORROWERS”

GREYSTONE LOGISTICS, INC.,
an Oklahoma corporation

By:	/s/ Warren F. Kruger
Warren F. Kruger, President/CEO

GREYSTONE MANUFACTURING, L.L.C.,
an Oklahoma limited liability company

By:	/s/ Warren F. Kruger
Warren F. Kruger, Manager

Signature Page

Third Amendment to Loan Agreement

THIS THIRD AMENDMENT TO LOAN AGREEMENT is made as of the date first indicated on the first page.

“LENDER”

INTERNATIONAL BANK OF COMMERCE,
a Texas state banking association

By:	/s/ Andrew J. Levinson
Andrew J. Levinson, President

Signature Page

Third Amendment to Loan Agreement